Exhibit 10.2

RILEY EXPLORATION PERMIAN, INC.
2021 LONG TERM INCENTIVE PLAN

FORM OF RESTRICTED STOCK AGREEMENT
(Time Vesting)

Grant Date:	(the “Grant Date”)

Name of Grantee:	(the “Grantee” or “you”)

Number of Restricted Shares subject to Award:	(the “Restricted Shares”)

This Restricted Stock Agreement (Time Vesting) (“Agreement”) is made and entered into as of the Grant Date by and between Riley Exploration Permian, Inc., a Delaware corporation (the “Company”), and you.

WHEREAS, the Company adopted the Riley Exploration Permian, Inc., 2021 Long Term Incentive Plan (as amended from time to time, the “Plan”), under which the Company is authorized to grant equity-based awards to certain employees and service providers of the Company;

WHEREAS, the Company, in order to induce you to enter into and to continue and dedicate service to the Company and to materially contribute to the success of the Company, agrees to grant you this award of Restricted Stock;

WHEREAS, you acknowledge that a copy of the Plan has been furnished to you and shall be deemed a part of this Agreement as if fully set forth herein and the terms capitalized but not defined herein shall have the meanings set forth in the Plan; and

WHEREAS, you desire to accept the award of Restricted Stock granted pursuant to this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants set forth herein and for other valuable consideration hereinafter set forth, the parties agree as follows:

1.           The Grant.  Subject to the conditions set forth below, the Company hereby grants you, effective as of the Grant Date, as a matter of separate inducement and not in lieu of any salary or other compensation for your services to the Company, an award of Restricted Stock (the “Award”) consisting of the number of Restricted Shares set forth above in accordance with the terms and conditions set forth herein and in the Plan.

2.          Escrow of Restricted Shares.  The Company shall evidence the Restricted Shares in the manner that it deems appropriate. The Company may issue in your name a certificate or certificates representing the Restricted Shares and retain such certificate(s) in escrow (or cause such Restricted Shares to be held in book-entry form with the Company’s transfer agent) until the restrictions on such Restricted Shares expire as described in Section 5 or 6 of this Agreement or the Restricted Shares are forfeited as described in Section 4 and 6 of this Agreement. If the Company certificates the Restricted Shares, you shall execute one or more irrevocable stock powers in substantially the form set forth on Exhibit A (a “Stock Power”) in blank for those certificates and deliver those stock powers to the Company. The Company shall hold the Restricted Shares and the related stock powers pursuant to the terms of this Agreement, if applicable, until such time as (a) a certificate or certificates for the Restricted Shares are delivered to you, (b) the Restricted Shares are otherwise transferred to you free of restrictions, or (c) the Restricted Shares are canceled and forfeited pursuant to this Agreement.

3.          Ownership of Restricted Shares.  From and after the time the Restricted Shares are issued in your name, you will be entitled to all the rights of absolute ownership of the Restricted Shares, including the right to vote such shares and to receive dividends thereon if, as, and when declared by the Board, subject, however, to the terms, conditions and restrictions set forth in this Agreement; provided, however, that the Company will retain custody of all dividends and distributions, if any (“Retained Distributions”), made or declared on the Restricted Shares (and such Retained Distributions shall be subject to forfeiture and the same restrictions, terms, vesting and other conditions as are applicable to the Restricted Shares) until such time, if ever, as the Restricted Shares with respect to which such Retained Distributions shall have been made, paid or declared shall have become vested, and such Retained Distributions shall not bear interest or be segregated in a separate account.  As soon as practicable, but no event later than sixty (60) days, following the lapse of the Forfeiture Restrictions (defined below) on such Restricted Shares, any Retained Distributions shall be delivered to the Grantee or to the Grantee’s legal guardian or representative, as applicable.

4.          Restrictions; Forfeiture.  The Restricted Shares are restricted in that they may not be sold, transferred or otherwise alienated or hypothecated until these restrictions are removed or expire as described in Section 5 or 6 of this Agreement. The Restricted Shares are also restricted in the sense that they may be forfeited to the Company (the “Forfeiture Restrictions”). You hereby agree that if the Restricted Shares are forfeited, as provided in Section 5 or Section 6, the Company shall have the right to deliver the Restricted Shares to the Company’s transfer agent for, at the Company’s election, cancellation or transfer to the Company.

5.         Expiration of Restrictions and Risk of Forfeiture.  The restrictions on the Restricted Shares described in Section 4 of this Agreement will expire and the Restricted Shares will vest and become transferable and nonforfeitable, provided that, subject to Section 6, you remain in the employ of, or a service provider to, the Company or its Affiliates until the applicable dates (each a “Vesting Date”) set forth in the following schedule:

Number of Restricted Shares that Vest	Vesting Date
_________________	1st Anniversary of Grant Date
_________________	2nd Anniversary of Grant Date
_________________	3rd Anniversary of Grant Date

6.           Termination of Employment or Services, Forfeiture and Change in Control.

(a)         Accelerated Vesting.  If your employment or service relationship with the Company or its Affiliates is terminated by the Company or its Affiliates without Cause (defined below) or by you for Good Reason (defined below), in each event prior to the Restricted Shares fully vesting, then the Forfeiture Restrictions shall lapse, and you shall vest, upon the date of such termination with respect to a fraction of the Restricted Shares for which the restrictions lapse on the next Vesting Date, with the numerator of such fraction being the number of full months since the last Vesting Date (or if no Vesting Date has yet occurred, the Grant Date) and the denominator of such fraction being 12.

(i)         Death. The vesting schedule provided in Section 5 above notwithstanding, if your employment or service relationship with the Company or its Affiliates terminates as a result of your death prior to any Vesting Date, 100% of the unvested Restricted Shares shall vest as of the date of the Grantee's death.

(ii)         Disability. The vesting schedule set forth in Section 5 above notwithstanding, upon the termination of your employment or service relationship with the Company or its Affiliates prior to any Vesting Date by reason of Disability (as defined below), 100% of the unvested Restricted Shares shall vest as of the date such Disability is determined by the Company.

(b)         Forfeiture.  If your employment or service relationship with the Company or any of its Affiliates is terminated for any reason prior to the Restricted Shares fully vesting, then those Restricted Shares which have not vested as of the date of termination (taking into account any accelerated vesting under Section 6(a) above) shall become null and void and those Restricted Shares shall be forfeited to the Company for no consideration.

(c)       Termination for Cause.  Notwithstanding any provision herein to the contrary, if your employment or service relationship with the Company or its Affiliates is terminated at any time by the Company or its Affiliates for Cause, then all Restricted Shares, irrespective of vesting status and whether the Forfeiture Restrictions have lapsed, shall become null and void and the Restricted Shares shall be forfeited to the Company as of the date of such termination for no consideration.

(d)       Change in Control.  In the event of a Change in Control (defined below), all Restricted Shares which have not vested, and not been forfeited, in accordance with the terms hereof shall immediately vest and the Forfeiture Restrictions shall lapse as of the date of such Change in Control; provided that you remain employed by or in the service of the Company or its Affiliates until the consummation of such Change in Control.

(e)         Post-Termination Forfeiture.  Notwithstanding any other provision in this Agreement, if the Grantee ceases to be employed by a Company or its Affiliates for any reason other than for Cause and the Board, within one (1) year after such termination, determines that (i) Grantee has or had failed to abide by his, her or its continuing obligations to the Company or its Affiliates with respect to confidential information, non-competition, non-solicitation, non-disparagement or intellectual property under any employment agreement or pursuant to any other of Grantee’s contracts or other obligations with or to the Company or its Affiliates, or (ii) Cause exists or existed at any time on, prior to, or after such termination, then, the Grantee shall immediately forfeit without consideration all of the outstanding Restricted Shares and all rights arising from such Restricted Shares and from being a holder thereof.

(f)          Effect of Other Agreements.  Notwithstanding any provision herein to the contrary, in the event of any inconsistency between this Section 6 and any employment, severance or change in control agreement between you and the Company or a similar plan or arrangement sponsored or maintained by the Company in which you participate, the terms of Section 6 shall control.

(g)         Definitions.  Notwithstanding the definitions in the Plan and solely for purposes of this Agreement, the following terms shall be defined below:

(i)          “Cause” shall mean any act or omission of Grantee that constitutes any:  (i) failure to abide by his or her obligations to the Company or its Affiliates with respect to any confidential information, non-competition, non-solicitation, non-disparagement or intellectual property provision under any employment agreement or pursuant to any other of Grantee’s contracts or other obligations with or to the Company or its Affiliates, (ii) breach of fiduciary duty with respect to the Company or its Affiliates, (iii) misappropriation of any funds, property, or business opportunity of the Company or its Affiliates, (iv) illegal use or distribution of drugs or any abuse of alcohol in any manner that adversely affects Grantee’s performance, (v) fraud upon the Company or its Affiliates or bad faith, dishonest, or disloyal acts or omissions toward the Company or its Affiliates, (vi) commission, indictment, or conviction of any felony or any misdemeanor involving moral turpitude, or (vii) other acts or omissions contrary to the best interests of the Company or Affiliates which has caused, or is likely to cause, material harm to them, in each instance, as determined by the Board in its sole discretion.

(ii)         “Change in Control” shall mean the occurrence of any of the following events following the Grant Date (A) any consolidation or merger of the Company in which the stockholders of the Company immediately prior to such consolidation or merger do not own, either directly or indirectly, more than 50% of the outstanding Stock (on a fully diluted basis) or other securities of the Company or the surviving entity immediately after the consolidation or merger, (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all, of the assets of the Company and its subsidiaries to any other person or entity (other than an Affiliate of the Company), (C) any person or entity, including a “group” as contemplated by section 13(d)(3) of the Exchange Act, acquires or gains ownership or control (including, without limitation, power to vote) of more than 50% of the outstanding Stock of the Company (based upon voting power), or (D) as a result of or in connection with a contested election of the Board, the persons who were directors of the Company before such election shall cease to constitute a majority of the Board.  Notwithstanding the foregoing, a Change in Control shall not include (A) any capital raising transaction that is approved by the Board, or (B) any internal restructuring transaction approved by the Board.

(iii)         “Disability” shall be deemed to occur when: (i) Grantee receives disability benefits under the Company’s applicable long-term-disability plan; or (ii) the Board, upon the written report of a qualified physician designated by the Company or its insurer, has determined in its sole discretion (after a complete physical examination of Grantee at any time after he has been absent for a period of at least 90 consecutive calendar days or 120 calendar days in any 12-month period) that Grantee has become physically or mentally incapable of performing his essential job functions with or without reasonable accommodation as required by law.

(iv)         “Fair Market Value” shall be equal to the closing price for Company Common Stock on the NYSE American (or other national stock exchange on which the Company Common Stock is listed) on the last trading day preceding the Vesting Date.

(v)          “Good Reason” shall exist in the event any of the following actions are taken without Grantee’s consent: (i) a material diminution in Grantee’s base salary, duties, responsibilities, or authorities; (ii) a requirement that Grantee report to an officer or employee other than the Board; (iii) a material relocation of Grantee’s primary work location more than 50 miles away from the Company’s corporate headquarters; (iv) any other action or inaction by the Company that constitutes a material breach of its obligations under this Agreement or any employment agreement between the Company and Grantee.  To exercise his right to terminate for Good Reason, Grantee must provide written notice to the Company of his belief that Good Reason exists within 90 days of the initial existence of the condition(s) giving rise to Good Reason, and that notice shall describe the condition(s) believed to constitute Good Reason. The Company shall have 30 days to remedy the Good Reason condition(s).  If not remedied within that 30-day period, Grantee may terminate his employment for Good Reason; provided, however, that such termination must occur no later than 180 days after the date of the initial existence of the condition(s) giving rise to the Good Reason; otherwise, Grantee shall be deemed to have accepted the condition(s), or the Company’s correction of such condition(s), that may have given rise to the existence of Good Reason.

7.          Leave of Absence.  With respect to the Award, the Company may, in its sole discretion, determine that if you are on leave of absence for any reason you will be considered to still be in the employ of, or providing services for, the Company, provided that rights to the Restricted Shares during a leave of absence will be limited to the extent to which those rights were earned or vested when the leave of absence began.

8.          Delivery of Restricted Shares.

(a)          Issuance of Restricted Shares. The Company shall cause to be issued and delivered to you or your designee a certificate or other evidence of the number of Restricted Shares granted hereunder bearing a restrictive legend relating to the restrictions set forth in this Agreement and in the Plan. Promptly following the expiration of restrictions on Restricted Shares on each Vesting Date pursuant to Section 5 or 6 of this Agreement, the Company shall cause the removal of any restrictive legend relating to the number of Restricted Shares as to which restrictions have lapsed (i.e., shares of Stock), upon receipt by the Company of any tax withholding as may be due pursuant to Section 9. The value of such shares of Stock shall not bear any interest owing to the passage of time.

(b)          Restrictions on Delivery of Restricted Shares. Notwithstanding anything to the contrary set forth herein or in the Plan, the Company shall not be obligated to deliver any shares of Common Stock if counsel to the Company determines that such issuance or delivery would violate any applicable law or any rule or regulation of any governmental authority or any rule or regulation of, or agreement of the Company with, any securities exchange or association upon which the Common Stock is listed or quoted.  If necessary to comply with any such law, rule, regulation or agreement, the Company shall in no event be obligated to take any affirmative action in order to cause the delivery of shares of Common Stock.

9.          Payment of Taxes.

(a)         You acknowledge that, on each Vesting Date set forth in Section 5 above, the Fair Market Value of the portion of vested Restricted Shares will be treated as ordinary compensation income for federal and state income and FICA tax purposes, and that the Company will be required to withhold taxes on this income amount. To satisfy the required withholding amount, you shall surrender to the Company the number of vested Restricted Shares (rounded up in the event of a fractional share) having a Fair Market Value equal to the required withholding amount, and the Company shall have the right to cancel such number of surrendered Restricted Shares without any further action by you before removing the restrictive legend relating to the vested Restricted Shares in accordance with Section 8. Notwithstanding the foregoing, you may request not to have Restricted Shares surrendered to cover taxes by giving notice of such request to the Company in writing at least thirty (30) days prior to the applicable Vesting Date, in which case the restrictive legends on the certificates for vested Restricted Shares shall not be removed by the Company until you shall have paid to the Company in cash any required tax withholding. If you fail to make such cash payment to the Company for all required tax withholdings, the Company may in its sole discretion (i) refuse to remove the restrictive legends from any remaining Restricted Shares issued pursuant to this Agreement or (ii) cancel such number of Restricted Shares equal to the amount of the tax withholdings without any further action by you.

(b)         In order to effectuate the intent of Section 9(a) above, you shall execute and deliver a Stock Power and any other instrument, certificate or other document requested by the Company or its transfer agent to reflect the surrender of Restricted Shares and delivery of the same to the Company.

(c)          None of the Company, the Board or the Committee has made any warranty or representation to you with respect to the income tax consequences of the grant or vesting of the Award or the transactions contemplated by this Agreement, and you represent that you are in no manner relying on such entities or any of their respective managers, directors, officers, employees or authorized representatives (including attorneys, accountants, consultants, bankers, lenders, prospective lenders and financial representatives) for tax advice or an assessment of such tax consequences.  You represent that you have consulted with, or have had the opportunity to consult with, any tax consultants that you deem advisable in connection with the grant of the Award.  You may, at your discretion, make a tax election pursuant to Section 83(b) of the Code in connection with the grant of this Award (the “Section 83(b) Election”).  You acknowledge that the filing of a Section 83(b) Election is extremely time sensitive and, if you decide to make such an election, such election must be filed with the Service Center of the Internal Revenue Service where you file Internal Revenue Service tax returns WITHIN 30 DAYS of the Date of Grant.  In the event that you make a Section 83(b) Election, you shall promptly provide a copy of the Section 83(b) Election form to the Company.  You further agree to indemnify and hold the Company harmless for any damages, costs, expenses, taxes, judgments or other actions or amounts resulting from any of your actions or inactions with respect to the tax consequences of this Award.

10.        Compliance with Securities Law.  Notwithstanding any provision of this Agreement to the contrary, the issuance of shares of Stock (including Restricted Shares) will be subject to compliance with all applicable requirements of U.S. federal, state, or foreign law with respect to such securities and with the requirements of any stock exchange or market system upon which the Stock may then be listed. No shares of Stock will be issued hereunder if such issuance would constitute a violation of any applicable U.S. federal, state, or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, shares of Stock will not be issued hereunder unless (a) a registration statement under the Securities Act of 1933, as amended (the “Act”), is at the time of issuance in effect with respect to the shares issued or (b) in the opinion of legal counsel to the Company, the shares issued may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares subject to the Award will relieve the Company of any liability in respect of the failure to issue such shares as to which such requisite authority has not been obtained. As a condition to any issuance hereunder, the Company may require you to satisfy any qualifications that may be necessary or appropriate to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect to such compliance as may be requested by the Company. From time to time, the Board and appropriate officers of the Company are authorized to take the actions necessary and appropriate to file required documents with governmental authorities, stock exchanges, and other appropriate persons to make shares of Stock available for issuance.

11.        Legends. The Company may at any time place restrictive legends referencing any restrictions imposed on the Restricted Shares pursuant to Sections 4 or 10 of this Agreement on all certificates representing shares issued with respect to this Award.

12.        Right of the Company and Affiliates to Terminate Employment or Services.  Nothing in this Agreement confers upon you the right to continue in the employ of or performing services for the Company or any of its Affiliates, or interfere in any way with the rights of the Company or any of its Affiliates to terminate your employment or service relationship at any time.

13.        Furnish Information. You agree to furnish to the Company all information requested by the Company to enable it to comply with any reporting or other requirements imposed upon the Company by or under any applicable statute or regulation.

14.         Remedies.  The parties to this Agreement shall be entitled to recover from each other reasonable attorneys’ fees incurred in connection with the successful enforcement of the terms and provisions of this Agreement whether by an action to enforce specific performance or for damages for its breach or otherwise.

15.         No Liability for Good Faith Determinations.  Neither the Company nor any members of the Board shall be liable for any act, omission or determination taken or made in good faith with respect to this Agreement or the Restricted Shares granted hereunder.

16.         Execution of Receipts and Releases.  Any payment of cash or any issuance or transfer of shares of Stock or other property to you, or to your legal representative, heir, legatee or distributee, in accordance with the provisions hereof, shall, to the extent thereof, be in full satisfaction of all claims of such persons hereunder. The Company may require you or your legal representative, heir, legatee or distributee, as a condition precedent to such payment or issuance, to execute a release and receipt therefor in such form as it shall determine.

17.         No Guarantee of Interests.  The Board and the Company do not guarantee the Stock of the Company from loss or depreciation.

18.        Notice.  Notices provided for in this Agreement shall be in writing and shall be deemed to have been duly received (a) when delivered in person, (b) when sent by facsimile transmission (with confirmation of transmission) on a business day to the number set forth below, if applicable; provided, however, that if a notice is sent by facsimile transmission after normal business hours of the recipient or on a non- business day, then it shall be deemed to have been received on the next business day after it is sent, (c) on the first business day after such notice is sent by air express overnight courier service, or (d) on the second business day following deposit with an internationally-recognized overnight or second-day courier service with proof of receipt maintained, in each case, to the following address, as applicable:

If to the Company, addressed to:

Riley Exploration Permian, Inc.
c/o Chief Financial Officer
29 E. Reno Avenue, Suite 500
Oklahoma City, Oklahoma 73104

If to the Grantee, notices provided for in this Agreement shall be sent to the Grantee’s address shown on the Company’s employment records or at such other address as Grantee may designate by ten (10) days’ advance written notice.

19.         Waiver of Notice.  Any person entitled to notice hereunder may waive such notice in writing.

20.       Information Confidential.  As partial consideration for the granting of the Award hereunder, you hereby agree to keep confidential all information and knowledge, except that which has been disclosed in any public filings required by law, that you have relating to the terms and conditions of this Agreement; provided, however, that such information may be disclosed as required by law and may be given in confidence to your spouse and tax and financial advisors. In the event any breach of this promise comes to the attention of the Company, it shall take into consideration that breach in determining whether to recommend the grant of any future similar award to you, as a factor weighing against the advisability of granting any such future award to you.

21.        Binding Effect.  The provisions of the Plan and the terms and conditions of this Agreement shall, in accordance with their terms, be binding upon, and inure to the benefit of, all successors of the Grantee, including, without limitation, the Grantee's estate and the executors, administrators, or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy, or representative of creditors of Grantee. This Agreement shall be binding upon and inure to the benefit of any successors or assigns to the Company.

22.        Severability.  If any provision of this Agreement is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof, but such provision shall be fully severable and this Agreement shall be construed and enforced as if the illegal or invalid provision had never been included herein.

23.         Company Action. Any action required of the Company shall be by resolution of the Board or by a person or entity authorized to act by resolution of the Board.

24.       Title and Headings; Construction.  Titles and headings to Sections hereof are for the purpose of reference only and shall in no way limit, define or otherwise affect the provisions hereof.  Any and all appendices referred to in this Agreement are, by such reference, incorporated herein and made a part hereof for all purposes.  Unless the context requires otherwise, all references herein to an agreement, instrument or other document shall be deemed to refer to such agreement, instrument or other document as amended, supplemented, modified and restated from time to time to the extent permitted by the provisions thereof.  All references to “dollars” or “$” in this Agreement refer to United States dollars.  The word “or” is not exclusive. The words “herein”, “hereof”, “hereunder” and other compounds of the word “here” shall refer to the entire Agreement, including all appendices attached hereto, and not to any particular provision hereof.  Wherever the context so requires, the masculine gender includes the feminine or neuter, and the singular number includes the plural and conversely.  The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation”, “but not limited to”, or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter.  Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any party hereto, whether under any rule of construction or otherwise.  On the contrary, this Agreement has been reviewed by each of the parties hereto and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of the parties hereto.

25.        Governing Law.  All questions arising with respect to the provisions of this Agreement shall be determined by application of the laws of Delaware without giving any effect to any conflict of law provisions thereof, except to the extent Delaware state law is preempted by U.S. federal law. The obligation of the Company to sell and deliver Stock hereunder is subject to applicable laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such shares of Stock.

26.        Clawback.  To the extent required by applicable law or any applicable securities exchange listing standards, or as otherwise determined by the Board (or a committee thereof), all shares of Stock granted under this Agreement shall be subject to the provisions of any applicable clawback policies or procedures adopted by the Company, which clawback policies or procedures may provide for forfeiture and/or recoupment of such shares of Stock. Notwithstanding any provision of this Agreement to the contrary, the Company reserves the right, without your consent, to adopt any such clawback policies and procedures, including such policies and procedures applicable to this Agreement with retroactive effect.

27.         The Plan.  This Agreement is subject to all the terms, conditions, limitations and restrictions contained in the Plan.

28.         Cooperation. You further agree that you shall do and perform (or shall cause to be done and performed) all such further acts and shall execute and deliver all such other agreements, certificates, instruments and documents as the Company may request in order to carry out the intent and accomplish the purposes and intent of this Agreement and the Plan.

29.       Counterparts. This Agreement may be executed in any number of counterparts, including by electronic mail or facsimile, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.  Each counterpart may consist of a copy hereof containing multiple signature pages, each signed by one party, but together signed by both parties hereto.

30.       Consent to Electronic Delivery; Electronic Signature. In lieu of receiving documents in paper format, you agree, to the fullest extent permitted by law, to accept electronic delivery of any documents that the Company may be required to deliver (including, but not limited to, prospectuses, prospectus supplements, grant or award notifications and agreements, account statements, annual and quarterly reports and all other forms of communications) in connection with this and any other award made or offered by the Company. Electronic delivery may be via a Company electronic mail system or by reference to a location on a Company intranet to which you have access. You hereby consent to any and all procedures the Company has established or may establish for an electronic signature system for delivery and acceptance of any such documents that the Company may be required to deliver, and agrees that his or her electronic signature is the same as, and shall have the same force and effect as, his or her manual signature.

31.        Amendment. The Committee may, in its sole discretion, amend this Agreement from time to time in any manner that is not inconsistent with the Plan; provided, however, that except as otherwise provided in the Plan or this Agreement, any such amendment that materially reduces your rights shall be effective only if it is in writing and signed by both you and an authorized officer of the Company.

32.        Entire Agreement. This Agreement constitutes the entire agreement of the parties with regard to the subject matter hereof, and contains all the covenants, promises, representations, warranties and agreements between the parties with respect to the Award granted hereby; provided¸ however, that the terms of this Agreement shall not modify and shall be subject to the terms and conditions of any employment, consulting and/or severance agreement between the Company (or an Affiliate or other entity) and you in effect as of the date a determination is to be made under this Agreement. Without limiting the scope of the preceding sentence, except as provided therein, all prior understandings and agreements, if any, among the parties hereto relating to the subject matter hereof are hereby null and void and of no further force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its officer thereunto duly authorized, and the Grantee has set his hand hereunto, as of the Grant Date.

RILEY EXPLORATION PERMIAN, INC.

By:
Bobby D. Riley, Chief Executive Officer

GRANTEE

Printed Name:

Restricted Stock Agreement
(Time Vesting)
Signature Page

EXHIBIT A

IRREVOCABLE STOCK POWER

For value received, the undersigned does hereby sell, assign and transfer unto _________________________ _________________________________ (__________) shares of common stock par value $0.001 of Riley Exploration Permian, Inc. (the “Company”) standing in its name on the books of the Company and does hereby irrevocably constitute and appoint ______________________________________  attorney to transfer the said stock on the books of the within named Company with full power of substitution in the premises.

Dated	X
Printed Name: